Exhibit 11
----------

                                    AEROFLEX INCORPORATED AND SUBSIDIARIES
                                    --------------------------------------

                                COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE
                                -----------------------------------------------


                                                                         Year Ended June 30,
                                                                 ----------------------------------------------
                                                                        1997            1996            1995
                                                                        ----            ----            ----
COMPUTATION OF ADJUSTED NET INCOME (LOSS):
  Income (loss) from continuing operations                       $   4,420,000   $(17,420,000)   $    6,587,000
  Discontinued operations                                                 --             --             462,000
                                                                 -------------   ------------    --------------
  Net income (loss) for primary earnings per common share            4,420,000   $(17,420,000)        7,049,000
                                                                                 ============
  Add:  debenture interest and amortization expense,
    net of income taxes                                                504,000                          757,000
                                                                 -------------                   --------------
  Adjusted net income (loss) for fully diluted earnings
    per common share                                              $  4,924,000                     $  7,806,000
                                                                  ============                    =============

COMPUTATION OF ADJUSTED WEIGHTED AVERAGE SHARES OUTSTANDING:
  Weighted average shares outstanding                               12,446,000     11,971,000        11,733,000
                                                                                 ============
    Add:  Effect of options and warrants outstanding                   611,000                          619,000
                                                                  ------------                    -------------
  Weighted average shares and common share equivalents used
    for computation of primary earnings per common share            13,057,000                       12,352,000
    Add:  Effect of additional options and warrants
      outstanding for fully diluted computation                        311,000                          119,000
    Add:  Shares assumed to be issued upon conversion of
      debentures                                                     1,774,000                        1,778,000
                                                                   -----------                     ------------
  Weighted average shares and common share equivalents used for
    computation of fully diluted earnings per common share          15,142,000                       14,249,000
                                                                   ===========                      ===========

EARNINGS (LOSS) PER COMMON SHARE AND COMMON SHARE EQUIVALENT:
  Primary:
    Income (loss) from continuing operations                         $    .34      $  (1.46)          $   .53
    Discontinued operations                                               --            --                .04
                                                                     --------      --------           -------
    Net income (loss)                                                $    .34      $  (1.46)          $   .57
                                                                     ========      ========           =======
  Fully Diluted:
    Income (loss) from continuing operations                         $    .33                         $   .52
    Discontinued operations                                               --       Note 1                 .03
                                                                     --------                         -------
    Net income (loss)                                                $    .33                         $   .55
                                                                     ========                         =======




Note 1 - As a result the loss, all options, warrants and convertible debentures are anti-dilutive.